Exhibit 99.1

Net Asset Value

VistaOne, L.P. (the “Fund”) calculates net asset value by deducting all accrued fees, expenses and other liabilities of the Fund from the fair value of investments, determined in accordance with valuation policies and procedures approved by the Fund’s General Partner, and other assets and receivables held by the Fund. The Fund’s transactional net asset value (“Transactional NAV”) is calculated for purposes of establishing the price at which subscriptions and repurchases of the Fund’s limited partnership units (the “Units”) are made. Transactional NAV per Unit differs from the Fund’s net asset value per Unit for financial reporting purposes as determined in accordance with accounting principles generally accepted in the United States of America (“GAAP NAV”).

The following table provides details of the major components of the Fund’s Transactional NAV as of April 30, 2026(1):

Components of Transactional NAV
Investments at fair value (cost of $1,338,764)	$1,515,573
Cash and cash equivalents	201,669
Other assets	6,537
Other liabilities(2)	(121,081)
Accrued performance participation allocation	(157)
Accrued servicing fees(3)	(699)
Management fee payable	(1,941)
General Partner redeemable non-controlling interests in consolidated entities(4)	(27,473)

Unitholder Transactional NAV	$1,572,428

Number of Units outstanding	51,059,604

(1)
Dollars in thousands.
(2)
Pursuant to an expense support agreement with VEPF Management, L.P. (the “Manager”), organizational, offering and certain operating fund expenses advanced on the Fund’s behalf by the Manager are recognized as a reduction to Transactional NAV, ratably over a 60-month reimbursement period. The Manager currently expects to begin such reimbursement period no earlier than October 1, 2026 or such later time as determined by the Manager.
(3)
Servicing fees are charged to Class A-B, Class B, Class A-D, Class D, Class A-S and Class S Units. Servicing fees are recognized as a reduction to Transactional NAV on a monthly basis as such fees are accrued. For GAAP NAV, the Fund’s cost of unitholder servicing fees are accrued for the estimated life of the Units as an offering cost at the time the Class A-B, Class B, Class A-D, Class D, Class A-S and Class S Units are sold.
(4)
Unitholder Transactional NAV excludes General Partner redeemable non-controlling interests in consolidated lower funds for which no Units are issued or outstanding at the Fund.

The following table provides details of Unitholder Transactional NAV and the Transactional NAV per Unit by class as of April 30, 2026:

	Class A-B Units	Class B Units	Class A-D Units	Class A-I Units	Class I Units	Class A-S Units	Class S Units	Class E Units	Class R Units	Total
Transactional NAV of outstanding Units(1)	$258,247	$1,546	$12,337	$836,366	$81,462	$281,186	$88,243	$12,938	$103	$1,572,428
Number of outstanding Units	8,406,283	50,411	400,000	27,081,586	2,641,368	9,187,901	2,887,321	400,624	4,110	51,059,604
Transactional NAV per Unit	$30.72	$30.68	$30.84	$30.88	$30.84	$30.60	$30.56	$32.29	$25.17

(1)
Dollars in thousands.

Reconciliation of GAAP NAV to Transactional NAV

The following table reconciles the Fund’s Unitholder GAAP NAV to Unitholder Transactional NAV as of April 30, 2026(1):

Unitholder GAAP NAV	$1,529,879
Adjustments:
Organizational, offering and other fund expenses(2)	23,152
Accrued servicing fees(3)	19,397
Deferred tax liabilities of certain taxable intermediate entities(4)	—

Unitholder Transactional NAV	$1,572,428
(1)
Dollars in thousands.
(2)
Represents an adjustment to reflect the recognition of organizational, offering and other fund expenses ratably over the 60-month reimbursement period beginning no earlier than October 1, 2026 or such later time as determined by the Manager.
(3)
Represents a reduction to reflect servicing fees related to Class A-B, Class B, Class A-D, Class D, Class A-S and Class S Units as they are accrued for on a monthly basis.
(4)
The Fund currently does not have any tax liabilities of certain taxable intermediate entities through which the Fund holds portfolio companies that are contingent upon the expected manner of divestment of the associated underlying portfolio company and are not reasonably expected to be recognized by the Fund.